UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

REGAL ONE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida                                         814-00710                                   95-4158065

     (State or other jurisdiction                         (Commission File Number)                      (IRS Identification No.)

           of incorporation)

PO Box 25610, Scottsdale, AZ

    85255

(Address of principal executive offices)

                                           (Zip Code)

(310) 312.6888

(Registrant's telephone number, including area code)

__________________________N/A____________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On July 14, 2014, Regal One Corporation (the “Company”) and Princeton Capital Corporation, a wholly-owned subsidiary of the company (“Princeton” and together with the Company, the “Buyer”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Capital Point Partners, LP and Capital Point Partners II, LP (collectively, the “Partnerships”), pursuant to which the Partnerships have agreed to sell certain equity and debt investments of the Partnerships (the “Portfolio”).

Many of the aspects of the Asset Purchase Agreement required the vote of the Shareholders of the Company, which vote, following a proxy filing and solicitation, was held on March 6, 2015.

The voting resulted in a series of approved activities:

Item 1.01. Entry into Material Definitive Agreement.

Approval of the issuance of up to 119,433,962 shares of common stock to Capital Point Partners LP, and Capital Point Partners LP II for the acquisition of certain assets being sold to the Company, as set forth in the Asset Purchase Agreement.

Item 3.03.  Material Modifications to Rights of Security Holders.

A)

Approval of an amendment to the articles of incorporation effecting a reverse stock split of 2 old shares for 1 new share.

B)

Approval of a merger of the Company into its wholly-owned subsidiary, Princeton Capital Corporation, which will cause a change of the Company’s state of incorporation from Florida to Maryland, which included:

i)

Approval to have a classified board of directors;

ii)

Approval of an increase in the authorized shares of the corporation;

iii)

Approval to remove provisions relating to shareholder action with less than unanimous consent;

iv)

Approval of an amendment to increase the number of votes a shareholder must possess to call a special meeting; and

v)

Approval of the ability of the board of directors to effect an increase or decrease in the authorized shares without shareholder approval.

C)

Approval of the right of the board of directors to sell shares of common stock at a price or prices below their then-current net asset value per share in one or more offerings, subject to certain conditions.

Item 5.01.  Changes in Control of Registrant.

The Company has been approved, by the shareholders, to enter into an investment advisory agreement with Princeton Investment Advisors, LLC, as the external management of the Company.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

A total of five (5) new directors were elected to replace the existing directors, said change to occur at a closing currently scheduled to occur on March 13, 2015, with  Alfred Jackson, Munish Sood, Thomas Jones, Jr., Trennis Jones and Martin Tuchman elected to replace Charles J. Newman, Bernard L. Brodkorb, Stephen E. Boynton, Robert M. Terry and James Olchefski as Directors.

Detailed information concerning all of these activities and their explanation are available on the SEC’s Edgar website under the Definitive Proxy Statement filed February 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ONE CORPORATION

Date: March 6, 2015

By:

/s/ C. J. Newman

Name: Charles J. Newman

Title:

Chief Executive Officer